Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Jennifer Kron, Media, (612) 696-3400

Target Corporation Reports Third Quarter Earnings

•The Company's third quarter operating income margin rate of 5.2 percent was 1.3 percentage points higher than last year, driven by a higher gross margin rate.
•Third quarter GAAP and Adjusted EPS1 of $2.10 was 36 percent higher than a year ago and above the high end of the Company's guidance range, reflecting disciplined inventory and expense management.
•Through the first three quarters of this year, Target has generated more than $5.3 billion of operating cash flow, compared with approximately $550 million in 2022.
•Third quarter comparable sales declined 4.9 percent, in line with expectations.
◦Declines in discretionary categories were partially offset by continued growth in frequency categories, most notably in Beauty.
◦Same-day services grew more than 8 percent, led by more than 12 percent growth in Drive-Up.
•Inventory at the end of Q3 was 14 percent lower than last year, reflecting a 19 percent reduction in discretionary category inventory.
•To deliver newness and value for guests this holiday season, Target will offer more than 10,000 new items for the holidays, with thousands of must-have gifts under $25, and thousands of exclusive-to-Target items across many categories.

For additional media materials, please visit:
https://corporate.target.com/news-features/article/2023/11/q3-2023-earnings

MINNEAPOLIS (November 15, 2023) – Target Corporation (NYSE: TGT) today announced its third quarter 2023 financial results, which reflected stronger-than-expected profit performance on sales consistent with expectations.
The Company reported third quarter GAAP and Adjusted earnings per share1 (EPS) of $2.10, up 36.3 percent from $1.54 in 2022. The attached tables provide a reconciliation of non-GAAP to GAAP measures. All earnings per share figures refer to diluted EPS.

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[1]Adjusted EPS, a non-GAAP financial measure, excludes the impact of certain discretely managed items. See the tables of this release for additional information about the items that have been excluded from Adjusted EPS.

Target Corporation Reports Third Quarter Earnings — Page 2 of 12
Brian Cornell, chair and chief executive of Target Corporation, said “In the third quarter, our team continued to successfully navigate our business through a very challenging external environment. While third quarter sales were consistent with our expectations, earnings per share came in far ahead of our forecast. This profit performance benefited from our team’s commitment to efficiency and disciplined inventory management, and I’d like to thank them for their tireless efforts. Looking ahead, we’re continuing to make investments throughout our business -- in our assortment, our team and the services we offer -- to provide the newness, affordability and convenience our guests want during the holiday season and beyond.”

Guidance
For the fourth quarter, the Company expects comparable sales in a wide range around a mid-single digit decline, and GAAP and Adjusted EPS of $1.90 to $2.60.

Operating Results
Comparable sales declined 4.9 percent in the third quarter, reflecting a comparable store sales decline of 4.6 percent and a comparable digital sales decline of 6.0 percent. Total revenue of $25.4 billion was 4.2 percent lower than last year, reflecting a total sales decline of 4.3 percent and a 0.6 percent decrease in other revenue. Third quarter operating income of $1.3 billion was 28.9 percent higher than last year, driven by a higher gross margin rate.
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Target Corporation Reports Third Quarter Earnings — Page 3 of 12

Third quarter operating income margin rate was 5.2 percent in 2023, compared with 3.9 percent in 2022. Third quarter gross margin rate was 27.4 percent, compared with 24.7 percent in 2022, reflecting lower markdowns and other inventory-related costs, lower freight costs, lower supply chain and digital fulfillment costs, and favorable category mix. These benefits were partially offset by higher inventory shrink. Third quarter SG&A expense rate was 20.9 percent in 2023, compared with 19.7 percent in 2022, reflecting the de-leveraging impact of lower sales combined with higher costs, including continued investments in pay and benefits and inflationary pressures throughout our business, partially offset by disciplined cost management.

Interest Expense and Taxes
The Company’s third quarter 2023 net interest expense was $107 million, compared with $125 million last year, reflecting an increase in interest income, partially offset by higher debt levels and the impact of higher floating interest rates on interest rate swaps.

Third quarter 2023 effective income tax rate was 21.3 percent, in line with the prior year rate of 21.6 percent.

Capital Deployment and Return on Invested Capital
The Company paid dividends of $507 million in the third quarter, compared with $497 million last year, reflecting a 1.9 percent increase in the dividend per share.
The Company did not repurchase any stock in the third quarter. As of the end of the quarter, the Company had approximately $9.7 billion of remaining capacity under the repurchase program approved by Target’s Board of Directors in August 2021.
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Target Corporation Reports Third Quarter Earnings — Page 4 of 12
For the trailing twelve months through third quarter 2023, after-tax return on invested capital (ROIC) was 13.9 percent, compared with 14.6 percent for the trailing twelve months through third quarter 2022. The decrease in ROIC reflects faster growth in average invested capital compared with after-tax returns. The tables in this release provide additional information about the Company’s ROIC calculation.

Webcast Details
Target will webcast its third quarter earnings conference call at 7:00 a.m. CT today. Investors and the media are invited to listen to the meeting at Corporate.Target.com/Investors (click on "Q3 2023 Target Corporation Earnings Conference Call" under "Events & Presentations"). A replay of the webcast will be provided when available. The replay number is 1-800-391-9851.

Miscellaneous
Statements in this release regarding the Company’s future financial performance, including its fiscal 2023 fourth quarter guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause the Company’s results to differ materially. The most important risks and uncertainties are described in Item 1A of the Company’s Form 10-K for the fiscal year ended January 28, 2023. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.

About Target
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at nearly 2,000 stores and at Target.com, with the purpose of helping all families discover the joy of everyday life. Since 1946, Target has given 5% of its profit to communities, which today equals millions of dollars a week. Additional company information can be found by visiting the corporate website (corporate.target.com) and press center.

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Target Corporation Reports Third Quarter Earnings — Page 5 of 12
TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
(millions, except per share data) (unaudited)	October 28, 2023	October 29, 2022	Change	October 28, 2023	October 29, 2022	Change
Sales	$25,004	$26,122	(4.3)%	$74,336	$76,605	(3.0)%
Other revenue	394	396	(0.6)	1,157	1,120	3.3
Total revenue	25,398	26,518	(4.2)	75,493	77,725	(2.9)
Cost of sales	18,149	19,680	(7.8)	54,333	58,283	(6.8)
Selling, general and administrative expenses	5,316	5,219	1.8	15,525	14,983	3.6
Depreciation and amortization (exclusive of depreciation included in cost of sales)	616	597	3.2	1,793	1,770	1.3
Operating income	1,317	1,022	28.9	3,842	2,689	42.9
Net interest expense	107	125	(14.1)	395	349	13.4
Net other income	(25)	(12)	115.0	(64)	(35)	87.8
Earnings before income taxes	1,235	909	35.9	3,511	2,375	47.9
Provision for income taxes	264	197	34.2	755	471	60.6
Net earnings	$971	$712	36.3%	$2,756	$1,904	44.7%
Basic earnings per share	$2.10	$1.55	35.9%	$5.97	$4.11	45.4%
Diluted earnings per share	$2.10	$1.54	36.3%	$5.96	$4.09	45.6%
Weighted average common shares outstanding
Basic	461.6	460.3	0.3%	461.4	462.6	(0.3)%
Diluted	462.6	462.5	0.0%	462.7	465.3	(0.6)%
Antidilutive shares	3.0	1.3		2.6	1.1
Dividends declared per share	$1.10	$1.08	1.9%	$3.28	$3.06	7.2%

Target Corporation Reports Third Quarter Earnings — Page 6 of 12
TARGET CORPORATION

Consolidated Statements of Financial Position

(millions, except footnotes) (unaudited)	October 28, 2023	January 28, 2023	October 29, 2022
Assets
Cash and cash equivalents	$1,910	$2,229	$954
Inventory	14,731	13,499	17,117
Other current assets	1,958	2,118	2,322
Total current assets	18,599	17,846	20,393
Property and equipment
Land	6,520	6,231	6,214
Buildings and improvements	36,627	34,746	34,279
Fixtures and equipment	8,490	7,439	7,184
Computer hardware and software	3,312	3,039	2,899
Construction-in-progress	2,000	2,688	2,358
Accumulated depreciation	(23,781)	(22,631)	(22,013)
Property and equipment, net	33,168	31,512	30,921
Operating lease assets	3,086	2,657	2,596
Other noncurrent assets	1,376	1,320	1,705
Total assets	$56,229	$53,335	$55,615
Liabilities and shareholders’ investment
Accounts payable	$14,291	$13,487	$15,438
Accrued and other current liabilities	6,099	5,883	6,138
Current portion of long-term debt and other borrowings	1,112	130	2,207
Total current liabilities	21,502	19,500	23,783
Long-term debt and other borrowings	14,883	16,009	14,237
Noncurrent operating lease liabilities	3,031	2,638	2,590
Deferred income taxes	2,447	2,196	2,240
Other noncurrent liabilities	1,852	1,760	1,746
Total noncurrent liabilities	22,213	22,603	20,813
Shareholders’ investment
Common stock	38	38	38
Additional paid-in capital	6,681	6,608	6,558
Retained earnings	6,225	5,005	4,631
Accumulated other comprehensive loss	(430)	(419)	(208)
Total shareholders’ investment	12,514	11,232	11,019
Total liabilities and shareholders’ investment	$56,229	$53,335	$55,615
Common Stock Authorized 6,000,000,000 shares, $0.0833 par value; 461,651,176, 460,346,947, and 460,297,654 shares issued and outstanding as of October 28, 2023, January 28, 2023, and October 29, 2022, respectively.

Preferred Stock Authorized 5,000,000 shares, $0.01 par value; no shares were issued or outstanding during any period presented.

Target Corporation Reports Third Quarter Earnings — Page 7 of 12
TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
(millions) (unaudited)	October 28, 2023	October 29, 2022
Operating activities
Net earnings	$2,756	$1,904
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	2,072	2,004
Share-based compensation expense	176	177
Deferred income taxes	252	548
Noncash losses / (gains) and other, net	101	141
Changes in operating accounts:
Inventory	(1,232)	(3,215)
Other assets	(208)	(205)
Accounts payable	887	(224)
Accrued and other liabilities	528	(578)
Cash provided by operating activities	5,332	552
Investing activities
Expenditures for property and equipment	(3,952)	(4,323)
Proceeds from disposal of property and equipment	24	4
Other investments	18	16
Cash required for investing activities	(3,910)	(4,303)
Financing activities
Change in commercial paper, net	—	2,104
Additions to long-term debt	—	991
Reductions of long-term debt	(114)	(139)
Dividends paid	(1,503)	(1,339)
Repurchase of stock	—	(2,646)
Shares withheld for taxes on share-based compensation	(124)	(179)
Stock option exercises	—	2
Cash required for financing activities	(1,741)	(1,206)
Net decrease in cash and cash equivalents	(319)	(4,957)
Cash and cash equivalents at beginning of period	2,229	5,911
Cash and cash equivalents at end of period	$1,910	$954

Target Corporation Reports Third Quarter Earnings — Page 8 of 12
TARGET CORPORATION

Operating Results

Rate Analysis	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Gross margin rate	27.4%	24.7%	26.9%	23.9%
SG&A expense rate	20.9	19.7	20.6	19.3
Depreciation and amortization expense rate (exclusive of depreciation included in cost of sales)	2.4	2.3	2.4	2.3
Operating income margin rate	5.2	3.9	5.1	3.5
Note: Gross margin rate is calculated as gross margin (sales less cost of sales) divided by sales. All other rates are calculated by dividing the applicable amount by total revenue. Other revenue includes $165 million and $508 million of profit-sharing income under our credit card program agreement for the three and nine months ended October 28, 2023, respectively, and $184 million and $550 million for the three and nine months ended October 29, 2022, respectively.

Comparable Sales	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Comparable sales change	(4.9)%	2.7%	(3.5)%	2.9%
Drivers of change in comparable sales
Number of transactions (traffic)	(4.1)	1.4	(2.7)	2.6
Average transaction amount	(0.8)	1.3	(0.8)	0.2

Comparable Sales by Channel	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Stores originated comparable sales change	(4.6)%	3.2%	(2.8)%	2.6%
Digitally originated comparable sales change	(6.0)	0.3	(6.7)	4.1

Sales by Channel	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Stores originated	83.2%	82.9%	82.9%	82.3%
Digitally originated	16.8	17.1	17.1	17.7
Total	100%	100%	100%	100%

Sales by Fulfillment Channel	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Stores	97.7%	96.8%	97.5%	96.7%
Other	2.3	3.2	2.5	3.3
Total	100%	100%	100%	100%
Note: Sales fulfilled by stores include in-store purchases and digitally originated sales fulfilled by shipping merchandise from stores to guests, Order Pickup, Drive Up, and Shipt.

RedCard Penetration	Three Months Ended		Nine Months Ended
(unaudited)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Total RedCard Penetration	18.3%	19.6%	18.6%	20.0%

Target Corporation Reports Third Quarter Earnings — Page 9 of 12

Number of Stores and Retail Square Feet	Number of Stores			Retail Square Feet (a)
(unaudited)	October 28, 2023	January 28, 2023	October 29, 2022	October 28, 2023	January 28, 2023	October 29, 2022
170,000 or more sq. ft.	273	274	274	48,824	48,985	48,985
50,000 to 169,999 sq. ft.	1,542	1,527	1,522	192,877	191,241	190,739
49,999 or less sq. ft.	141	147	145	4,207	4,358	4,305
Total	1,956	1,948	1,941	245,908	244,584	244,029
(a)In thousands; reflects total square feet less office, supply chain facilities, and vacant space.

Target Corporation Reports Third Quarter Earnings — Page 10 of 12
TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share (Adjusted EPS). This metric excludes certain items presented below. We believe this information is useful in providing period-to-period comparisons of the results of our operations. This measure is not in accordance with, or an alternative to, GAAP. The most comparable GAAP measure is diluted earnings per share. Adjusted EPS should not be considered in isolation or as a substitution for analysis of our results as reported in accordance with GAAP. Other companies may calculate Adjusted EPS differently, limiting the usefulness of the measure for comparisons with other companies.

Reconciliation of Non-GAAP Adjusted EPS	Three Months Ended
	October 28, 2023			October 29, 2022
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Change
GAAP and adjusted diluted earnings per share			$2.10			$1.54	36.3%

Reconciliation of Non-GAAP Adjusted EPS	Nine Months Ended
	October 28, 2023			October 29, 2022
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Change
GAAP diluted earnings per share			$5.96			$4.09	45.6%
Adjustments
Other (a)	$—	$—	$—	$20	$15	$0.03
Adjusted diluted earnings per share			$5.96			$4.12	44.4%
(a)Other items unrelated to current period operations, none of which were individually significant.

Reconciliation of Non-GAAP Adjusted EPS Guidance	Guidance
Q4 2023
(unaudited)	Per Share
GAAP diluted earnings per share guidance	$1.90 - $2.60
Estimated adjustments
Other (a)	$—
Adjusted diluted earnings per share guidance	$1.90 - $2.60
(a)Fourth quarter and full-year 2023 GAAP EPS may include the impact of certain discrete items, which will be excluded in calculating Adjusted EPS. In the past, these items have included losses on the early retirement of debt and certain other items that are discretely managed. The Company is not currently aware of any such discrete items.

Target Corporation Reports Third Quarter Earnings — Page 11 of 12
Earnings before interest expense and income taxes (EBIT) and earnings before interest expense, income taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures. We believe these measures provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of differences in tax jurisdictions and structures, debt levels, and, for EBITDA, capital investment. These measures are not in accordance with, or an alternative to, GAAP. The most comparable GAAP measure is net earnings. EBIT and EBITDA should not be considered in isolation or as a substitution for analysis of our results as reported in accordance with GAAP. Other companies may calculate EBIT and EBITDA differently, limiting the usefulness of the measures for comparisons with other companies.

EBIT and EBITDA	Three Months Ended			Nine Months Ended
(dollars in millions) (unaudited)	October 28, 2023	October 29, 2022	Change	October 28, 2023	October 29, 2022	Change
Net earnings	$971	$712	36.3%	$2,756	$1,904	44.7%
+ Provision for income taxes	264	197	34.2	755	471	60.6
+ Net interest expense	107	125	(14.1)	395	349	13.4
EBIT	$1,342	$1,034	29.8%	$3,906	$2,724	43.5%
+ Total depreciation and amortization (a)	722	674	7.1	2,072	2,004	3.4
EBITDA	$2,064	$1,708	20.9%	$5,978	$4,728	26.5%
(a)Represents total depreciation and amortization, including amounts classified within Depreciation and Amortization and within Cost of Sales.

Target Corporation Reports Third Quarter Earnings — Page 12 of 12
We have also disclosed after-tax ROIC, which is a ratio based on GAAP information, with the exception of the add-back of operating lease interest to operating income. We believe this metric is useful in assessing the effectiveness of our capital allocation over time. Other companies may calculate ROIC differently, limiting the usefulness of the measure for comparisons with other companies.

After-Tax Return on Invested Capital
(dollars in millions) (unaudited)
	Trailing Twelve Months
Numerator	October 28, 2023	October 29, 2022
Operating income	$5,001	$4,784
+ Net other income	79	61
EBIT	5,080	4,845
+ Operating lease interest (a)	106	89
- Income taxes (b)	1,050	1,059
Net operating profit after taxes	$4,136	$3,875

Denominator	October 28, 2023	October 29, 2022	October 30, 2021
Current portion of long-term debt and other borrowings	$1,112	$2,207	$1,176
+ Noncurrent portion of long-term debt	14,883	14,237	11,586
+ Shareholders' investment	12,514	11,019	13,803
+ Operating lease liabilities (c)	3,351	2,879	2,737
- Cash and cash equivalents	1,910	954	5,753
Invested capital	$29,950	$29,388	$23,549
Average invested capital (d)	$29,670	$26,469

After-tax return on invested capital	13.9%	14.6%
(a)Represents the add-back to operating income driven by the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as finance leases. Calculated using the discount rate for each lease and recorded as a component of rent expense within SG&A. Operating lease interest is added back to Operating Income in the ROIC calculation to control for differences in capital structure between us and our competitors.
(b)Calculated using the effective tax rates, which were 20.3 percent and 21.5 percent for the trailing twelve months ended October 28, 2023, and October 29, 2022, respectively. For the twelve months ended October 28, 2023, and October 29, 2022, includes tax effect of $1.0 billion related to EBIT, and $22 million and $19 million, respectively, related to operating lease interest.
(c)Total short-term and long-term operating lease liabilities included within Accrued and Other Current Liabilities and Noncurrent Operating Lease Liabilities, respectively.
(d)Average based on the invested capital at the end of the current period and the invested capital at the end of the comparable prior period.